Exhibit 10.2

NEOPHARM, INC.
2006 EQUITY INCENTIVE PLAN

Introduction.   NeoPharm, Inc., a Delaware corporation (the “Company”), hereby establishes the NeoPharm, Inc. 2006 Equity Incentive Plan (the “Plan”), effective on the Effective Date (as defined below).

1.      Purpose.

The purpose of the Plan is to advance the interests of the Company and enable the Company to attract and retain officers, directors, employees and consultants. The Plan will also encourage and facilitate the acquisition of a larger personal financial interest in the Company by those officers, directors, employees and consultants upon whose judgment and efforts the Company is largely dependent on for the successful conduct of its operations. An additional purpose of the Plan is to provide a means by which officers, directors, employees and consultants of the Company and its Subsidiaries can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain associated with the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such officers, directors, employees and consultants on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through Stock ownership.

2.      Definitions.

As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)    “Administrator” means a Committee of the Board appointed pursuant to Section 4 of the Plan.

(b)    “Award” means Options, shares of Restricted Stock, performance units, performance shares, SARs, or stock bonuses granted under the Plan.

(c)    “Award Agreement” has the meaning specified in Section 4(c)(vi).

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” means conviction of the Grantee of a felony; the material violation by the Grantee of written policies of the Company or a Subsidiary; the gross and habitual negligence by the Grantee in the performance of the Grantee’s duties to the Company or its Subsidiaries; or the willful and intentional action or omission to act in connection with the Grantee’s duties to the Company or a Subsidiary resulting, in the opinion of the Administrator, in injury of a material nature to the Company or a Subsidiary.

(f)     “Change of Control” means any of the following:

(i)     the acquisition or holding by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (other than by the Company or any of its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either the then-outstanding Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Power”); except that no such person, entity or group shall be deemed to own beneficially:

(A) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary; (B) any securities acquired pursuant to a benefit plan of the Company or a Subsidiary; (C) any securities issuable pursuant to an option, warrant or right owned by such person, entity or group as of the close of business on the business day immediately preceding the Effective Date; (D) any security that would otherwise be beneficially owned by such person, entity or group as of the close of business on the business day immediately preceding the Effective Date; and (E) any securities issued in connection with a stock split, stock dividend or similar recapitalization or reorganization with respect to shares covered by the foregoing exceptions; or

(ii)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act)) shall be deemed to be members of the Incumbent Board; or

(iii)   approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60%, respectively, of the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that for the purposes of this Section the votes of all Section 16 Persons shall be disregarded in determining whether stockholder approval has been obtained.

Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur.

(g)    “Change of Control Value” means the Fair Market Value of a share of Stock on the date of a Change of Control.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

(i)     “Committee” means a committee of the Board appointed pursuant to Section 4(a).

(j)     “Company” has the meaning set forth in the introductory paragraph.

(k)    “Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company or any Subsidiary whether compensated for such services or not.

(l)     “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship (including service as a Director) is not interrupted or terminated by the individual, the Company, or the Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock

Options, no such leave may exceed ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where re-employment is not guaranteed by contract or statute) the Grantee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option, or (ii) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(m)   “Director” means any person who is a member of the Board of Directors of the Company.

(n)    “Disability” means, for purposes of the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Administrator renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred. and which is expected to be permanent or for an indefinite duration exceeding one year.

(o)    “Effective Date” means the date of adoption of this Plan by the Board; provided, that if the stockholders of the Company do not approve the Plan within twelve (12) months of Board’s adoption of the Plan, then the Plan, and any Awards made pursuant to the Plan, shall be null and void, and there shall be no Effective Date;

(p)    “Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary.

(q)    “Fair Market Value” means, as of any applicable date:

            (i)  if the Stock is listed for trading on any stock exchange (including for this purpose the Nasdaq National Market), the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted for trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing sale price of the Stock on such date on the principal exchange shall be determinative of Fair Market Value; provided, however, that the Administrator may establish the Fair Market Value in such other manner as may be reasonably determined in good faith by the Administrator based on the reported sale prices of the Stock on such stock exchange.

           (ii)  if the Stock is not at the time listed or admitted to trading on a stock exchange (including the Nasdaq National Market), the Fair Market Value shall be the mean between the closing reported sale price of the Stock on the date in question in the over-the-counter market.

          (iii)  in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

          (iv)  in all events, Fair Market Value shall be determined without regard to any restrictions (other than restrictions which, by their terms, will never lapse).

(r)     “Grant Date” means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

(s)    “Grantee” means an individual who has been granted an Award.

(t)     “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u)    “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

(v)    “Measuring Period” has the meaning specified in Section 6(e)(i)(A).

(w)   “Minimum Consideration” means $.0002145 per share of Stock or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

(x)     “1934 Act” means the Securities Exchange Act of 1934. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

(y)    “Nonstatutory Stock Option” means an Option which does not or is not intended to qualify as an Incentive Stock Option.

(z)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. “Named Executive Officer” has the meaning specified in Section 4(b).

(aa)  “Option” means a stock option granted pursuant to the Plan.

(bb)  “Option Price” means the per share purchase price of Stock subject to an Option.

(cc)  “Performance Goals” has the meaning specified in Section 6(e)(i)(B).

(dd)  “Performance Percentage” has the meaning specified in Section 6(e)(i)(C).

(ee)  “Plan” has the meaning set forth in the introductory paragraph.

(ff)    “Retirement” means a termination of employment with the Company and its Subsidiaries other than for Cause at any time after attaining age 65.

(gg)  “Restricted Stock” means shares of Stock acquired pursuant to a grant of a Stock Purchase Right under Section 6(d) below.

(hh)  “SAR” means Awards representing stock appreciation rights which constitute the conditional right of the holder to receive, in cash and/or shares of Stock, as determined by the Administrator in its sole discretion, an amount equal to the Fair Market Value of a share of Stock on the applicable exercise or designated settlement date minus a specified base price.

(ii)    “SEC” means the Securities and Exchange Commission.

(jj)    “Section 16 Person” means a person, whether or not a Grantee, who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

(kk)  “Stand-Alone SAR” means an SAR that is not granted in conjunction with an Option.

(ll)    “Stock” means the common stock, $.0002145 par value, of the Company.

(mm)      “Stock Purchase Right” means the right to purchase Stock pursuant to Section 6(d) below.

(nn)  “Subsidiary” means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation with respect to which the Company owns, directly or indirectly, 25% or more of the then-outstanding common shares.

(oo)  “Tandem SAR” means a SAR that is awarded in conjunction with an Option.

(pp)  “10% Owner” means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.      Scope of the Plan.

(a)    Subject to Section 24, an aggregate of 1,000,000 shares of Stock are hereby made available and are reserved for delivery on account of the grant and exercise of Awards (including Restricted Stock) and the payment of benefits in connection with Awards under the Plan. Such shares may be treasury shares or newly-issued shares, as may be determined from time to time by the Board or the Administrator.

(b)    Subject to Section 3(a) (as to the maximum number of shares of Stock available for delivery in connection with Awards), up to an aggregate of 500,000 shares of Restricted Stock and bonus shares of Stock may be granted under the Plan.

(c)    If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than dividends that are likewise forfeited or voting rights), the shares of Stock (including Restricted Stock) associated with such Award shall become available for other Awards. To the extent that the benefit in connection with an Award is paid in cash, there shall be deducted from the share limit provided in Section 3(a) a number of shares equal to the amount of the cash paid divided by the Fair Market Value of a share of Stock on the date of such payment.

4.      Administration.

(a)    The Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”), which shall appoint and remove members of the Committee in its discretion subject only to the requirements set forth herein or in the charter of the Committee. The Committee shall consist of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, if deemed appropriate by the Board, are “outside directors” within the meaning of Section 162(m) of the Code.

(b)    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange (including for this purpose rules promulgated by Nasdaq), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked or modified by the Committee at any time, but such revocation or modification shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan. Notwithstanding any other provision of this Section 4(b), unless the Board determines otherwise, the Committee shall not allocate any portion of its responsibilities and powers to any other person or persons with respect to grants to (i) any Officer, Director or 10% Owner of any class of the Company’s equity securities that are registered pursuant to Section 12 of the Exchange Act, as more fully described under Section 16 of the Exchange Act or (ii) the Chief Executive Officer of the Company (or person acting in such capacity) or any of the four highest compensated officers of the Company other than the Chief Executive Officer or any person who is otherwise one of the group of “covered employees,” as defined in the Treasury Regulations promulgated under Code Section 162(m) (each person described in clause (ii) a “Named Executive Officer”).

(c)    Subject to the provisions of the Plan, including, but not limited to, Section 25 hereof, and the specific duties delegated by the Board to the Committee, and subject to the requirements of applicable law and the approval of any relevant authorities, including the approval, if required, of any stock exchange (including for this purpose the Nasdaq National Market) upon which the Stock is listed, the Administrator shall have full and final authority and sole discretion, as follows:

            (i)  to grant Awards and determine the Grant Date and term thereof;

           (ii)  to determine (A) when and to whom Awards may be granted, (B) the terms and conditions applicable to each Award, including the Option Price of an Option, whether an Option shall qualify as an Incentive Stock Option, the terms and conditions applicable to each SAR, including whether a SAR shall be a Stand-Alone SAR or a Tandem SAR, the terms and conditions applicable to Restricted Stock, and the benefit payable under any performance unit or performance share, and (C) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (iii)  to determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

          (iv)  to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

           (v)  to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment or consulting services (including service as a Director) of a Grantee;

          (vi)  to determine the terms and provisions and any restrictions or conditions (including, but not limited to, specifying such performance criteria, Measuring Period, and other terms and conditions consistent with the Plan as the Administrator deems appropriate) and imposing restrictions with respect to Stock acquired upon exercise of an Award, which restrictions may continue beyond the Grantee’s termination of employment) of the written agreements by which all Awards shall be evidenced (“Award Agreements”) which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time;

         (vii)  to cancel, with the consent of the Grantee, outstanding Awards under this or prior plans of the Company and to grant new Awards in substitution therefor, but subject, in any such case, to the limitation of Section 25;

        (viii)  to authorize foreign Subsidiaries to adopt plans as provided in Section 15;

          (ix)  to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment or service as a Consultant (including service as a Director) (other than for Cause);

           (x)  subject to Section 6(a)(ii) and 6(c)(ii), to extend the time during which any Award or group of Awards may be exercised;

          (xi)  to make such adjustments or modifications to Awards of Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan;

         (xii)  to amend Award Agreements with the consent of the Grantee; provided that the consent of the Grantee shall not be required for any amendment of the Plans or any Award Agreement which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Administrator) to carry out the purpose of the Award as a result of any new or change in existing applicable law, regulation, ruling or judicial decision (including, but not limited to, Code Section 409A); provided that any such change shall be applicable only to Awards which have not been exercised;

        (xiii)  to take any action at any time before the exercise of an Option (whether or not an Incentive Stock Option), without the consent of the Grantee, to prevent such Option from being treated as an Incentive Stock Option;

        (xiv)  to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Administrator may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise or related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee;

         (xv)  to certify in writing before the payment of any performance based Awards (except for a payment that is attributable solely to the increase in the price of the Stock of the Company) that the underlying performance goals and any other material terms have been satisfied;

        (xvi)  subject to Section 6(b) hereof, to permit an Employee, Director or Consultant to elect, prior to earning compensation, to acquire Options pursuant to Section 6(b) of the Plan in lieu of receiving such compensation, determine the terms and conditions of such Options and determine the value of such Options on the Grant Date in accordance with Section 6(b) of the Plan:

       (xvii)  to specify the manner of designating a beneficiary to exercise Awards after the Grantee’s death or transferring an Option (other than an Incentive Stock Option), SAR, performance unit or performance share to a revocable inter vivos trust;

      (xviii)  to approve the manner of payment and determine the terms related thereto by a Grantee in connection with an Award, including use of Restricted Stock to pay the Option Price, deferral of the payment or guarantee of the payment by the Company pursuant to Section 10 and elective share withholding pursuant to Section 13;

         (xix)  to prohibit a Grantee from making an election under Section 83(b) of the Code in accordance with Section 11;

          (xx)  to require a written investment representation by a Grantee as provided in Section 17;

         (xxi)  to make equitable adjustment of Awards as provided in Section 24;

        (xxii)  to take any other action with respect to any matters relating to the Plan  which the Administrator believes are necessary or advisable and, in any case, are not in violation of any applicable law or any provision of the Plan.

The determination of the Administrator on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5.      Eligibility.

Awards may be granted to Officers, Employees, Directors and Consultants with the restriction, however, that any Option which is to be an Incentive Stock Option, or any SAR which is granted in tandem with an Incentive Stock Option, may only be granted to an Employee. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Administrator shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

6.      Conditions to Grants.

(a)    General Conditions.

            (i)  The Grant Date of an Award shall be the date on which the Administrator grants the Award or such later date as specified in advance by the Administrator.

           (ii)  The term of each Award (subject to Section 6(c)(ii) with respect to Incentive Stock Options) shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

          (iii)  A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

          (iv)  The terms and conditions of each Award shall be governed by and in compliance with the provisions of this Plan. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

(b)    Grant of Options and Option Price.   No later than the Grant Date of any Option, the Administrator shall determine the Option Price of such Option; provided, however, that the Administrator may elect to determine the Option Price as of the date the Grantee is hired or promoted (or similar event), if the Grant Date occurs not more than 90 days after the date of hiring, promotion or other event. The Option Price of an Option (other than an Incentive Stock Option) shall not be less than 85% of the Fair Market Value of the Stock on the Grant Date. The Award Agreement may provide that the Option shall be exercisable for Restricted Stock or that it will be awarded in tandem with a SAR.

If and to the extent deemed necessary by the Administrator with respect to a Nonqualified Stock Option grant to a Named Executive Officer, the price to be paid for each share of Stock upon exercise of the Option shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted, unless the exercisability of the Option with respect to shares of Stock for which the Option price is less than such amount is subject to performance goals set forth in Section 6(e)(i)(B) that enable such Option to qualify as “performance-based compensation” under Treasury Regulations promulgated under Section 162(m) of the Code.

The Administrator may, in its discretion, permit an Employee, Director or Consultant eligible to receive Awards under Section 5 of the Plan to elect, prior to earning compensation, to be granted an Option or Options under the Plan in lieu of receiving such compensation. Subject to the express terms of the Plan, such Options shall have such terms and conditions as the Administrator in its discretion specifies; provided that, in the judgment of the Administrator, the value of such options on the Grant Date equals the amount of compensation foregone by such Employee, Director or Consultant; and provided, further, that except to the extent such condition may be waived by the securities law counsel to the Company, a Section 16 Person must irrevocably elect to forego such compensation and acquire such Option at least six months prior to the Grant Date of such Option.

(c)    Grant of Incentive Stock Options.   At the time of the grant of any Option, the Administrator may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an “Incentive Stock Option” under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option:

            (i)  shall have an Option Price of not less than 100% of the Fair Market Value of the Stock on the Grant Date except, however, that the Option Price shall not be less than 110% of the Fair Market Value of the Stock on the Grant Date if granted to a 10% Owner.

           (ii)  shall be for a period of not more than 10 years from the Grant Date, or, in the case of an Incentive Stock Option granted to a 10% Owner, 5 years from the Grant Date, and, in either case, shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii)  shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of Stock with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

          (iv)  shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(A)   the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(B)   if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(c)(iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a Nonstatutory Stock Option at such date or dates as are provided in the Current Grant;

           (v)  shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

          (vi)  shall require the Grantee to notify the Administrator of any disposition of any Stock issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition;

         (vii)  shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Administrator, designate in writing a beneficiary to exercise his Incentive Stock Option after the Grantee’s death; and

Notwithstanding the foregoing and Section 4(c)(vi), the Administrator may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option. Any Option not specifically identified as an Incentive Stock Option, or failing to qualify as an Incentive Stock Option, shall be a Nonstatutory Stock Option.

(d)    Grant of Restricted Stock.

            (i)  The Administrator may grant shares of Restricted Stock to any individual eligible under Section 5 to receive Awards.

           (ii)  The Administrator shall determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock, subject to the following sentence. Except with respect to shares of Restricted Stock that are treasury shares, for which no payment need be required, the Administrator shall require the Grantee to pay at least the Minimum Consideration for each share of Restricted Stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares of Restricted Stock. In the discretion of the Administrator, and to the extent permitted by law, payment may also be made in accordance with Section 10.

          (iii)  The Administrator may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock, or Restricted Stock acquired upon exercise of an Option, shall be forfeited:

(A)   except as otherwise specified in the Award Agreement, upon the Grantee’s termination of Continuous Status as an Employee or Consultant for reasons other than death, Disability or any other reason specified in the Award Agreement within a specified time period after the Grant Date, or

(B)   if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee’s termination of Continuous Status as an Employee or Consultant, or

(C)   upon failure to satisfy such other restrictions as the Administrator may specify in the Award Agreement; provided that, subject to Section 4(c)(ix), in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

          (iv)  If a share of Restricted Stock is forfeited, then if the Grantee was required to pay for such share or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at a price equal to the lesser of (A) the amount paid or, if the Restricted Stock was acquired on exercise of an Option, the Option Price paid by the Grantee for such share of Restricted Stock, or (B) the Fair Market Value of a share of Stock on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company’s tender of the payment specified above, whether or not such tender is accepted by the Grantee.

           (v)  The Administrator may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited. Any share of Restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Award Agreement. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

(e)    Grant of Performance Units, Performance Shares and other Performance Based Awards.

            (i)  Before the grant of any performance unit, performance share, or other performance based Award, the Administrator shall:

(A)   condition the grant, exercise, vesting or settlement of performance units, performance shares or other performance based Awards on the achievement of specified performance goals in accordance with this Section 6, with the performance period during which achievement of such performance goals may be measured (the “Measuring Period”) being any period specified by the Administrator;

(B)   take any necessary action to assure that where a performance goal is established in connection with an Award covered by this Section it must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Administrator before the beginning of the applicable Measuring Period or at such later date not later than 90 days after the commencement of the Measuring Period when fulfillment is substantially uncertain and in any event before completion of 25% of the Measuring Period, and (3) based on any one or more of the following performance goals (“Performance Goals”) (which may be applied to an individual, a Subsidiary, a business unit or division, or the Company and any one or more of its Subsidiaries, business units or divisions as a group, as determined by the Administrator):  (i) total stockholder return; (ii) the achievement of a specified closing or average closing price of the Stock; (iii) the price of a share of Common Stock or the absolute or percentage increase in the closing or average closing price of the Stock; (iv) Fair Market Value of the Company or any Subsidiary or shares of Common Stock or stock of any Subsidiary, (v) the absolute or percentage increase in market share; (vi) one or more of the following measures of the Company’s net income for the specified Measuring Period determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income (before or after taxes) or operating income or a percentage or absolute dollar increase in net income (before of after taxes) or operating income; earnings per share or a percentage or absolute dollar increase in earnings per share; return on assets employed, equity, capital or investment or a percentage or absolute dollar increase in return on assets employed, equity, capital or investment; absolute gross (or net or operating) margins or percentage increase in gross (or net or operating) margins; absolute cash flow from operations or a percentage on absolute dollar increase in cash flow; or the Company’s absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified Measuring Period determined in accordance with generally accepted accounting principles as consistently applied by the Company; and/or (vii) achievement of advances in research; implementation or completion of projects or processes; new product development; development of products to pre-clinical phase; commencement, advancement or completion of clinical trials for a product; FDA or other regulatory body approval for commercialization of products; commercial launch of new products; the formation of joint ventures or collaborations; increase in customer base; measures of customer satisfaction or economic value added. The awards may be based on the Company’s performance alone, or the Company’s performance may be measured against variously weighted published benchmark indices, including, but not limited to, various stock market indices with respect to the price of a share of Common Stock, that the Administrator determines are representative of the Company’s peer group. If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Administrator may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable Measuring Period.

Each performance unit will have an initial value that is established by the Administrator at the Grant Date. Each performance share shall have an initial value equal to not less than Fair Market Value of a share of Stock on the Grant Date.

(C)   at the expiration of the applicable Measuring Period, determine the extent to which the performance goals established pursuant to this Section are achieved  and the extent to which each performance-based Award has been earned (the “Performance Percentage”). The Administrator may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

           (ii)  When granted, performance units or performance shares may, but need not, be identified with shares of Stock subject to a specific Option or specific shares of Restricted Stock of the Grantee granted under the Plan in a number equal to or different from the number of the performance units or performance shares so granted. If performance units or performance shares are identified with shares of Stock subject to an Option or shares of Restricted Stock, then unless otherwise provided in the applicable Award Agreement, the Grantee’s associated performance units shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such Option or shares of Restricted Stock, (B) the exercise of such Option or (C) the date such shares of Restricted Stock become nonforfeitable.

(f)     Grant of Stock Appreciation Rights.

            (i)  SARS granted under the Plan will have such vesting and other terms and conditions as the Administrator, acting in its discretion in accordance with the Plan, may determine, either at the time the SAR is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Administrator may impose restrictions on the settlement of SARs, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of SARs granted under the Plan.

           (ii)  SARs may be awarded in conjunction with an Option Award (“Tandem SARs”) or independent of any Option Award (“Stand-Alone SARs”). A Tandem SAR may be awarded either at or after the time the related Option Award is granted, provided that a Tandem SAR awarded in conjunction with an ISO may only be awarded at the time the ISO is granted.

          (iii)  The base price per share of Stock covered by a SAR granted under the Plan may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR, provided that, in the case of a Tandem SAR awarded in conjunction with an Incentive Stock Option granted to a “10% Owner,” the base price may not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date of the SAR.

          (iv)  Unless sooner terminated in accordance with its terms, a Stand-Alone SAR will automatically expire on the tenth anniversary of the Grant Date and a Tandem SAR will expire upon the expiration of the related Option.

           (v)  The Administrator may establish such exercisability and other conditions applicable to a SAR following the Grantee’s termination of Continuous Status as an Employee or Consultant as it deems appropriate on a grant-by-grant basis.

(g)    Grant of Stock Bonuses.   The Administrator may grant shares of Stock as a bonus to any individual eligible under Section 5 to receive Awards in such amount and subject to such terms and conditions as the Administrator, in its sole discretion, shall determine.

(h)    Reduction of Available Shares.   Upon the granting of an Award, but subject to Section 3(c), the number of shares of Stock reserved for issuance under the Plan shall be reduced by the number of shares of Stock subject to such Award.

7.      Grantee’s Agreement to Serve.   Each Grantee who is granted an Award shall, by executing such Grantee’s Award Agreement, agree that such Grantee will remain in the employ of, or available as a consultant to, the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment or consulting relationship shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment or service of any Grantee as existed before the Effective Date.

8.      Limited Transferability.   Subject to the terms of this Plan, the terms of any applicable Award Agreement or the requirements of any applicable law, each Award (other than Restricted Stock and stock bonuses) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Administrator may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Grantee to be on terms which permit, once such Options have vested, transfer by such Grantee to:

(a)    the spouse, children or grandchildren of the Grantee (“Immediate Family Members”);

(b)    a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

(c)    a partnership in which such Immediate Family Members are the only partners, provided that:

            (i)  there may be no consideration for any such transfer;

           (ii)  the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 8; and

          (iii)  subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 14(b). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 14(b) hereof the term “Grantee” shall be deemed to refer to the transferee. The provisions of this Plan relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Optionee, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in this Plan as to the original Grantee.

9.      Exercise.

(a)    Exercise of Options. Subject to Section 4(c)(ix) and such terms and conditions as the Administrator may impose in the Award Agreement, each Option shall become exercisable with respect to 25% of the shares subject thereto on each of the first four annual anniversaries of the Grant Date of such Option unless the Administrator provides otherwise in the Award Agreement.

Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option, which notice may be delivered electronically in accordance with procedures established by the Administrator. The Option Price of any shares of Stock or shares of Restricted Stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

            (i)  cash;

           (ii)  check;

          (iii)  surrender of other shares of Stock which (i) in the case of shares of Stock acquired upon exercise of an option under any compensation plan maintained by the Company, have been owned by the Grantee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the Option Price of the exercised Option shares;

          (iv)  with the approval of the Administrator, shares of Restricted Stock (issued under the Plan or any other compensation plan maintained by the Company) held by the Grantee for at least 6 months prior to exercise of the Option, each valued at the Fair Market Value of a share of Stock on the date of exercise;

           (v)  delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price (a “Cashless Exercise”); or

          (vi)  any combination of the foregoing methods of payment

In the discretion of the Administrator and to the extent permitted by law, payment may also be made in accordance with Section 10.

Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

If Restricted Stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then the Administrator may, but need not, specify that (i) all the shares of Stock acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option, or (ii) a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Administrator provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option.

(b)    Exercise of Performance Units.

            (i)  Subject to Section 4(c)(ix) and such terms and conditions as the Administrator may impose or as otherwise provided in any Award Agreement, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall be exercisable commencing on the later of (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with shares of Stock subject to an Option or shares of Restricted Stock shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of performance units which are identified with shares of Stock subject to an Option or shares of Restricted Stock shall result in the cancellation or forfeiture of such shares of Stock subject to Option or shares of Restricted Stock, as the case may be, to the extent of such exercise.

           (ii)  The benefit for each performance unit exercised shall be an amount equal to the product of:

(A)   the Unit Value (as defined below) multiplied by

(B)   the Performance Percentage attained during the Measuring Period for such performance unit.

          (iii)  The Unit Value shall be, as specified by the Administrator:

(A)   a dollar amount, or

(B)   an amount equal to the Fair Market Value of a share of Stock on the Grant Date.

          (iv)  The benefit upon the exercise of a performance unit shall be payable as soon as is administratively practicable after the later of (A) the date the Grantee exercises or is deemed to exercise such performance unit, or (B) the date (or dates in the event to installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Administrator may provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock. Notwithstanding the foregoing, if the Administrator in its discretion determines that the exercise of performance units would preclude the use of pooling of interests accounting following a sale of the Company which is reasonably likely to occur and that such preclusion of pooling would have a material adverse effect on the sale of the Company, the Administrator, in its discretion, may either unilaterally bar the exercise of performance units by canceling the performance units prior to the Change of Control or cause the Company to pay the performance units rights benefit in Stock if it determines that such payment would not cause the transaction to be ineligible for pooling. If the Award Agreement provides that the benefit may be paid wholly in Stock unless the Administrator specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

(c)    Payment of Performance Shares.   Subject to Section 4(c)(ix), and such terms and conditions as the Administrator may impose or as otherwise provided in the Award Agreement, if, with respect to any performance share, the minimum performance goals have been achieved during the applicable Measuring Period, then the Company shall pay to the Grantee of such Award shares of Stock equal in number to the product of the number of performance shares specified in the applicable Award Agreement multiplied by the Performance Percentage achieved during such Measuring Period, except to the extent that the Administrator in its discretion determines that cash be paid in lieu of some or all of such shares of Stock. The amount of cash payable in lieu of a share of Stock shall be determined by valuing such share at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Section 9(c) shall be made as soon as administratively practical after the end of the applicable Measuring Period. Any performance shares with respect to which the performance goals have not been achieved by the end of the applicable Measuring Period shall expire.

(d)    Exercise of SARs.   Subject to Section 4(c)(ix), and such terms and conditions as the Administrator may impose in the Award Agreement, each SAR shall become exercisable as provided in the Award Agreement. Except as otherwise specifically provided herein, a Tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a Tandem SAR will terminate the related Option to the extent of the shares of Stock with respect to which the SAR is exercised, and vice versa. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Administrator) a written notice, which may be delivered electronically in accordance with procedures established by the Administrator, identifying the SAR that is being exercised, specifying the number of shares of Stock covered by the exercise and containing such other information or statements as the Administrator may require, and by satisfying any applicable tax withholding obligations pursuant to Section 12. The Administrator may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan. Upon the exercise of a SAR (or designated settlement date, if applicable), the holder will be entitled to receive an amount, in cash and/or shares of Stock as determined by the Administrator, equal to the product of (i) the number of shares of Stock with respect to which the SAR is being exercised (or settled) and (ii) the difference between the Fair Market Value of a share of Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

(e)    Special Rules for Section 16 Persons.   No Option, SAR, performance unit, or performance share (if the benefit payable with respect to such performance unit or performance share is to be determined by reference to the Fair Market Value of the Stock on the date the performance unit or performance share is exercised) shall be exercisable by a Section 16 Person during the first six months after its Grant Date, except as exempted from Section 16 of the 1934 Act under Rule 16a-2(d) under the 1934 Act or as may from time to time be permitted by the Administrator.

(f)     Full Vesting upon Change of Control.   Except as otherwise provided in this Plan or in the applicable Award Agreement, in the event of a Change of Control, all unvested Awards shall become immediately vested and exercisable; provided that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date or such Change of Control shall be equal to the product of the Unit Value multiplied successively by each of the following:

(1)    a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change of Control and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

(2)    a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Measuring Period.

10.    Loans and Guarantees.     The Administrator may:

(a)    allow a Grantee, other than a Section 16 Person, to defer payment to the Company of all or any portion of (i) the Option Price of an Option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

(b)    cause the Company to guarantee a loan from a third party to the Grantee, other than a Section 16 Person, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this Section 10 shall be on such terms and conditions as the Administrator may determine, provided, that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company from time to time. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an Option or grant of shares of Restricted Stock, as the case may be, an amount equal to or greater than the Minimum Consideration therefor. If the Administrator has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Administrator may require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee’s termination of employment or if the Grantee sells or otherwise transfers the Grantee’s shares of Stock purchased pursuant to such deferral or guarantee. The

Administrator may at any time in its discretion forgive the repayment of any or all of the principal of or interest on any such deferred payment obligation.

11.    Notification under Section 83(b).   The Administrator may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Administrator has not prohibited such Grantee from making such election, and the Grantee, in connection with the grant or exercise of any Option, the grant of any share of Restricted Stock, grant or vesting of any Stock bonus, the vesting or sale of shares of Stock or at any other time as a result of participation in the Plan, makes the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.    Mandatory Tax Withholding.

(a)    Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of payment or delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local tax withholding requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

(b)    If any disqualifying disposition described in Section 6(c)(vi) is made with respect to shares of Stock acquired under an Incentive Stock Option granted pursuant to the Plan or any election described in Section 11 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local tax withholding requirements thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

(c)    In making any Award the Administrator may elect to pay, as a cash bonus, the amount of the tax owed by the Grantee up to a maximum of thirty (30%) percent of the Fair Market Value of the Award.

13.    Elective Share Withholding.

(a)    Subject to Section 13(b), and with the consent of Administrator, the giving of which shall be within the Administrator’s sole discretion, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to:

            (i)  the minimum amount necessary to satisfy required federal, state, or local tax withholding liability attributable to the Taxable Event; or

                (ii)           with the Administrator’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b)    Each Share Withholding election by a Grantee shall be subject to the following restrictions:

            (i)  any Grantee’s election shall be subject to the Administrator’s right to revoke such election of Share Withholding by such Grantee at any time before the Grantee’s election if the Administrator has reserved the right to do so in the Award Agreement:

           (ii)  if the Grantee is a Section 16 Person, such Grantee’s election shall be subject to the disapproval of the Administrator at any time, whether or not the Administrator has reserved the right to do so;

          (iii)  the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined;

          (iv)  the Grantee’s election shall be irrevocable;

           (v)  a Section 16 Person may not elect Share Withholding within six months after the grant of the related Option (except if the Grantee dies or incurs a Disability before the end of the six-month period); and

          (vi)  except to the extent such condition may be waived by the securities law counsel to the Company, a Section 16 Person must elect Share Withholding either six months before the Tax Date or during the 10-business day period beginning on the third business day after the release of the Company’s quarterly or annual statement of financial results.

14.    Termination of Continuous Status as an Employee or Consultant.   Except as otherwise provided in this Plan or by the Administrator in the Award Agreement or otherwise:

(a)    For Cause.   If a Grantee has a termination of Continuous Status as an Employee or Consultant for Cause,

            (i)  the Grantee’s shares of Restricted Stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(d)(iv) regarding repayment of certain amounts to the Grantee; and

           (ii)  any unexercised Option, SAR, performance unit or performance share shall thereupon terminate.

(b)    On Account of Death or Disability.   If a Grantee has a termination of Continuous Status as an Employee or Consultant on account of the Grantee’s death or Disability, then, except as otherwise provided in the Award Agreement,

            (i)  the Grantee’s shares of Restricted Stock that were forfeitable shall thereupon become nonforfeitable;

           (ii)  any unexercised Option, or SAR, whether or not exercisable on the date of such termination of Continuous Status as an Employee or Consultant on account of death or Disability may be exercised, in whole or in part, at any time within twelve (12) months after such termination of Continuous Status as an Employee or Consultant by the Grantee, or after the Grantee’s death, by (A) his personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s beneficiary designated in accordance with Sections 6(c)(vii) or 8, or (C) the then-acting trustee of the trust described in Section 8; and

          (iii)  any unexercised performance unit or performance share may be exercised in whole or in part, at any time within 180 days after such termination of Continuous Status as an Employee or Consultant on account of death or Disability by the Grantee or, after the Grantee’s death, by (A) his personal representative or by the person to whom the performance unit or performance share is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s beneficiary designated in accordance with Section 8, or (C) the then-serving trustee or the trust described in Section 8; provided that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date of such termination of Continuous Status as an Employee or Consultant on account of death or Disability shall be equal to the product of the Unit Value multiplied successively by each of the following:

(1)    a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such termination of Continuous Status as an Employee or Consultant and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

(2)    a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination  of Continuous Status as an Employee or Consultant would continue until the end of the Measuring Period, or, if the Administrator elects to compute the benefit after the end of the Measuring Period, the Performance Percentage, as determined by the Administrator, attained during the Measuring Period for the performance unit or performance share.

(c)    Any Other Reason.   If a Grantee has a termination of Continuous Status as an Employee or Consultant for a reason other than for Cause, death, or Disability,

            (i)  the Grantee’s shares of Restricted Stock, to the extent forfeitable on the date of the Grantee’s termination of Continuous Status as an Employee or Consultant shall be forfeited on such date;

           (ii)  any unexercised Option or SAR, in either case to the extent exercisable on the date of the Grantee’s termination of Continuous Status as an Employee or Consultant, may be exercised in whole or in part, not later than the 90th day following the Grantee’s termination of Continuous Status as an Employee or Consultant; provided, however, that (A) if such 90th day is not a business day, such Option or SAR may be exercised not later than the first business day following such 90th day and (B) if the Grantee has entered into an agreement with the Company not to sell any shares of Stock (or the capital stock of a successor to the Company) for a specified period following the consummation of a business combination between the Company and another corporation or entity (the “Specified Period”), such Option may be exercised in whole or in part until the later of such 90th day following the termination of the Grantee’s Continuous Status as an Employee or Consultant or 10 business days following the expiration of the Specified Period; and

          (iii)  the Grantee’s performance units and performance shares shall become non- forfeitable and may be exercised in whole or in part within 90 days after termination of Continuous Status as an Employee or Consultant, but only if and to the extent determined by the Administrator or as set forth in the Award Agreement.

(d)    Change of Status.   Notwithstanding the foregoing, in the event of a Grantee’s change of status from Employee to Consultant (or from Consultant to Employee), there shall not be a termination of the individual’s Awards provided, however, any Incentive Stock Option granted to an Employee shall automatically convert to a Nonstatutory Stock Option on the 91st day following such change of status.

(e)    Extension of Term.   In the event of termination of the Grantee’s Continuous Status as an Employee or Consultant other than for Cause, the term of any Award (whether or not exercisable on the date of the Grantee’s termination of Continuous Status as an Employee or Consultant) which by its terms would otherwise expire after the Grantee’s termination of Continuous Status as an Employee or Consultant but prior to the end of the period following the Grantee’s termination of Continuous Status as an Employee or Consultant described in Sections 14(b), (c) and (d) above for exercise of Awards may, in the discretion of the Administrator, be extended so as to permit any unexercised portion thereof to be exercised at any time within such period. The Administrator may further extend the period of exercisability to permit any unexercised portion thereof to be exercised with a specified period provided by the Administrator. However, in no event may the term of any Award expire more than 10 years after the Grant Date of such Award.

15.    Equity Incentive Plans of Foreign Subsidiaries.   The Administrator may authorize any foreign Subsidiary, if any, to adopt a plan for granting Awards (“Foreign Equity Incentive Plan’’). All Awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Administrator permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

16.    Substituted Awards.   Subject to Section 18 and Section 25, if the Administrator cancels any Award (granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Administrator may determine the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; (b) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be cancelled (and the Grant Date of the new Award shall be the date on which such new Award is granted); and (c) no new Award may be granted if the grant of such new Award would constitute a “repricing,” under Section 25(g), unless approved by the stockholders.

17.    Securities Law Matters; Postponement of Exercise or Payout.

(a)    If the Administrator deems it necessary to comply with the Securities Act of 1933, the Administrator may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b)    The Administrator may postpone any grant, exercise or vesting of an Award hereunder for such time as the Administrator in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Stock issuable upon the grant or exercise of any Award under the securities laws, (ii) to permit any action to be taken in order to (A) list such shares of Stock or other shares of stock of the Company on a stock exchange if such shares of Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for such shares of Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Stock or other shares of stock of the  Company are listed, (iii) to determine that such shares of Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken, (iv) to comply with any other applicable law, including without limitation, securities laws, (v) during any such time the Company or any Subsidiary is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Subsidiary, or under any contract, loan agreement or covenant or other agreement to which the Company or any Subsidiary is a party, or (vi) to otherwise comply with any prohibition on such acts or payments during  any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any applicable Award Agreement or any provision of the Plan to recognize the grant, exercise or vesting of any Award or to grant, sell or issue shares of Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors and officers nor the Administrator shall have any obligation or liability to any Participant or to any other person with respect to shares of Stock or payments as to which the Award shall lapse because of such postponement.

18.    Code Section 162(m).

(a)    To comply with Section 162(m) of the Code, the number of shares for which Awards may be granted to any Grantee in any calendar year, or “earned” by any Grantee under any performance-based award during any calendar year, shall not exceed 500,000 as such number may be adjusted in accordance with Section 24 of this Plan. If an equity Award under the Plan is canceled, the Stock otherwise issuable pursuant thereto shall continue to be counted against the maximum number of shares of Stock which may be covered by grants or sales under this Plan to any one individual in any calendar year and any Stock issuable pursuant to any replacement Option, SAR, Stock sale or other equity Award also shall count against such maximum limit.

(b)    If the Company determines that compensation payable under the Plan is subject to the Code Section 162(m) limitation on deduction and if the Company determines that a particular Award should qualify as performance based compensation so as to be exempt from the deduction limitation, the following provisions to the extent applicable shall apply with respect to such grant:

            (i)  The Option Price for any Option and the exercise price for any SAR shall equal 100% of the Fair Market Value of the Stock on the Grant Date.

           (ii)  The performance units or performance shares awarded under the Plan to any Grantee for any Measuring Period shall not have a value in excess of the Grantee’s base annual salary in effect at the time of the grant of the Award multiplied by the number of years in the Measuring Period. The Performance Percentage with respect to performance units and performance shares attained during the Measuring Period for such performance units or performance shares shall not exceed 150%.  The value of any stock bonuses awarded to a Grantee for each calendar year shall not exceed the Grantee’s base annual salary in effect for such year. The value of performance shares and stock bonuses awarded under the Plan to any Grantee for purposes of the limitations contained in this subparagraph shall be determined by valuing the Stock at its Fair Market Value on the date the performance shares or stock bonuses are granted.

          (iii)  The performance goals and the amount of compensation under the goals applicable to the grant of any performance unit, performance share, stock bonus or other performance-based Award shall be determined as provided in Section 6(e) hereof.

          (iv)  The Administrator with respect to any person covered by Section 162(m) shall be comprised solely of two or more outside directors as defined for purposes of the regulations under Code Section 162(m).

19.    Funding.   Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan.

20.    No Employment Rights.   Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

21.    Rights as a Stockholder.   A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of Restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or in any Award Agreement. The Administrator at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Administrator so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Administrator may provide for crediting to and payment of interest on deferred cash dividends.

22.    Nature of Payments.   Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of defining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

23.    Non-uniform Determinations.   The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of Continuous Status as an Employee or Consultant. Notwithstanding the foregoing, the Administrator’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

24.    Adjustments.

(a)    the aggregate number of shares of Stock issuable pursuant to the Plan and the exercise of Incentive Stock Options, the maximum number of shares with respect to which Options, SARs or other equity Awards may be granted to or earned by any Grantee in any calendar year, the number of shares of Stock and the exercise price per share covered by each outstanding Option, the number of shares of Stock and the base price per share covered by each outstanding SAR, the number of shares of Stock covered by each outstanding performance unit or performance share or other-equity-based Award, and any per-share base or purchase price or target market price included in the terms of any such Award and related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b)    if the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company) (an “Exchange Transaction”), all outstanding Options shall be converted into Options to purchase shares of Exchange Stock and all outstanding SARs shall be converted into SARs relating to shares of Exchange Stock unless the Board, in its sole discretion, determines that all such Options and/or SARs shall instead terminate, in which case the Company shall notify the Option holders and SAR holders in writing or electronically, at least fifteen (15) days prior to the consummation of the Exchange Transaction, that the Option and SAR holders shall have the right, contingent upon the occurrence of the Exchange Transaction, to exercise all of his or her outstanding Options and SARs in full (whether or not the vesting conditions, if any, set forth in the related Option and SAR Award Agreements have been satisfied) for the period specified in the notice (but in any case not less than fifteen days from the date of such notice); provided that, if the Exchange Transaction does not take place within the specified period in the notice for any reason whatsoever, the notice and any exercise pursuant thereto shall be null and void. The amount and exercise or base price of converted Options and SARs shall be determined by adjusting the amount and price of the Options and SARs granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Stock receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. To the extent provided in Section 9(f), the converted Options and SARs shall be fully vested whether or not the vesting requirements set forth in the Option or SAR Agreement have been satisfied. The Board, acting in its discretion, but subject to Section 9(f), may provide for cash settlement and/or make such other adjustments to the terms of any other outstanding Award as it deems appropriate in the context of an Exchange Transaction, taking into account the manner in which outstanding Options and SARs are being treated.

(c)    in the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Award will cover only the number of full shares resulting from the adjustment.

(d)    All adjustments under this Section 24 shall be made by the Administrator or the Board as applicable, and such determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless the Grantee of an Option agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a “modification” as defined in Section 424(h) of the Code and so as not to cause the Option holder’s Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option.

25.    Amendment of the Plan.   The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except that:

(a)    The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 24 above without stockholder approval;

(b)    The types of grants and sales that may be made under the Plan may not be expanded without stockholder approval;

(c)    The Option price per share of Stock subject to Incentive Stock Options may not be fixed at less than 100% of the Fair market Value of a share of Stock on the date the Option is granted and the other provisions of Section 6(c) may not be changed;

(d)    The expiration date of this Plan may not be extended;

(e)    The maximum period of ten (10) years during which the Awards may be exercised may not be extended;

(f)     The class of persons eligible to receive grants under the Plan as set forth in Section 5 shall not be changed without stockholder approval; and

(g)    The benefits to eligible participants may not be materially increased, including any change in the Plan or any Award Agreement to permit a repricing under generally accepted accounting principles, or decrease in the exercise price of outstanding equity-based Awards or to reduce the price at which Stock may be purchased (pursuant to any Option or other equity-based Award) without stockholder approval.

Except as otherwise provided in this Plan, in no event may action by the Board or stockholders to amend this Plan alter or impair the rights of a then existing Grantee, without the Grantee’s consent, under any Award previously granted to such Grantee hereunder.

26.    Deferred Compensation.   No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. If any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then notwithstanding any provision in the Plan to the contrary, such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision in the Plan to the contrary, the Plan does not permit any distribution pursuant to such Award, or any acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by and in compliance with Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

27.    Termination of the Plan.   The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination. whether in whole or in part, shall not affect any Award then outstanding under the Plan.

28.    No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment would constitute a violation by the Grantee or the Company of any such law or regulation.

29.    Controlling Law.   The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

30.    Severability.   If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.